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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Diamond Offshore Drilling, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DIAMOND OFFSHORE DRILLING, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2005
To the Stockholders of
Diamond Offshore Drilling, Inc.:
      NOTICE IS HEREBY GIVEN THAT the 2005 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), will be held at the Diamond Offshore Drilling, Inc. offices at 15415 Katy Freeway, Houston, TX 77094 on Monday, May 23, 2005 at 2:00 p.m., local time (the “Annual Meeting”) for the following purposes:

(1) To elect eight directors to serve until the 2006 annual meeting of stockholders;

(2) To consider and act upon a proposal to approve the Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan;

(3) To consider and act upon a proposal to approve the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers;

(4) To ratify the appointment of the Company’s independent auditors for fiscal year 2005; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Company has fixed the close of business on March 23, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder’s proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement, FOR the approval of the Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan, FOR the Approval of the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers and FOR the ratification of the appointment of the independent auditors for the Company named in such Proxy Statement. The list of stockholders of the Company may be examined at the executive offices of the Company at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.
      Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.
      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Sincerely,

William C. Long
Vice President, General Counsel and Secretary
March 31, 2005
15415 Katy Freeway
Houston, Texas 77094

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
STOCK OPTION PLAN
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CUMULATIVE TOTAL STOCKHOLDER RETURN
APPROVAL OF THE SECOND AMENDED AND RESTATED DIAMOND OFFSHORE DRILLING, INC. 2000 STOCK OPTION PLAN
APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC. INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SOLICITATION EXPENSES
COMMUNICATIONS WITH THE COMPANY AND OTHERS
OTHER MATTERS
EXHIBIT A
SECOND AMENDED AND RESTATED

PROXY STATEMENT
DIAMOND OFFSHORE DRILLING, INC.
2005 Annual Meeting of Stockholders
to be held May 23, 2005
       This Proxy Statement is being furnished to stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company from such stockholders for the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 23, 2005, and any adjournments and postponements thereof. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Annual Meeting in person, by giving notice of revocation to the Inspector(s) of Election (as hereinafter defined) at the Annual Meeting.
      The Company has fixed the close of business on March 23, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 128,579,668 shares of Common Stock, which is the Company’s only class of voting securities outstanding. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock held. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the eight nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.
      Votes will be tabulated by ADP Investor Communication Services, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote (the “Inspector(s) of Election”). In tabulating votes, a record will be made of the number of shares voted for each nominee and for or against each other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.
      This Proxy Statement is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Annual Meeting on or about April 4, 2005.
      The date of this Proxy Statement is March 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The table below sets forth certain information with respect to each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based upon Schedule 13D and Schedule 13G filings by such persons with the Securities and Exchange Commission (the “Commission”)). The percentages are calculated based on the amount of outstanding securities as of March 23, 2005, excluding securities held by or for the account of the Company.

	Name and Address of	Amount and Nature of		Percent
Title of Class	Beneficial Owner	Beneficial Ownership		of Class

Common Stock	Loews Corporation	70,104,620	(1)	54.5%
	667 Madison Avenue New York, NY 10021-8087

Common Stock	FMR Corp.(2)	10,191,596	(2)	7.9%
	82 Devonshire Street Boston, MA 02109

Common Stock	T. Rowe Price Associates, Inc.(3)	9,912,833	(3)	7.6%
	100 East Pratt Street Baltimore, MD 21202

Common Stock	Capital Research and Management Company(4)	9,085,000	(4)	7.1%
	333 South Hope Street Los Angeles, CA 90071

Common Stock	Merrill Lynch & Co., Inc.(5)	8,297,187	(5)	6.5%
	World Financial Center, North Tower 250 Vesey Street New York, NY 10381

(1)	Loews Corporation (“Loews”) has sole investment power and sole voting power over the shares.

(2)	Information based solely on a Schedule 13G/ A filed with the Commission jointly by FMR Corp., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson. Such Schedule 13G/ A indicates that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., has sole investment power over the shares and that Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp., and may be deemed members of a controlling group with respect to FMR Corp. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 150 shares of Common Stock as investment advisor to various registered investment companies.

(3)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with sole investment power over the shares and sole voting power over 1,438,570 shares. Price Associates expressly disclaims beneficial ownership of such securities.

(4)	Capital Research and Management Company has sole investment power over the shares.

(5)	Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) has shared investment power and shared voting power over the shares.
      Because Loews holds a majority of the outstanding shares of Common Stock of the Company, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Loews intends to vote FOR the election of the eight nominees for the Board of Directors, FOR the approval of the Company’s Second Amended and Restated 2000 Stock Option Plan, FOR the approval of the Company’s Incentive Compensation Plan for Executive Officers and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. There are no agreements between the Company and Loews with respect to the election of directors or officers of the Company or with respect to the other matters which may come before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
      The following table shows the amount and nature of beneficial ownership of the Common Stock and of the common stock, par value $1.00 per share, of Loews (“Loews Common Stock”) beneficially owned by each director of the Company, each Named Executive Officer (as hereinafter defined) of the Company and all directors and executive officers of the Company as a group, as of March 23, 2005. All directors and executive officers of the Company individually and as a group own less than 1% of the Common Stock of the Company. None of the directors or executive officers of the Company owns any shares of Loews’s Carolina Group Stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below.

	Company	Loews	% of Loews
Name of Beneficial Owner	Common Stock	Common Stock	Common Stock

James S. Tisch(1)	95,000	3,182,608	1.7%
Lawrence R. Dickerson(2)	73,681	0	*
Alan R. Batkin(3)	11,000	0	*
Charles L. Fabrikant(4)	216,700	0	*
Paul G. Gaffney, II(5)	1,000	0	*
Herbert C. Hofmann(6)	6,000	36,350	*
Arthur L. Rebell(7)	10,500	38,500	*
Raymond S. Troubh(8)	15,000	10,000	*
Rodney W. Eads(9)	12,629	0	*
David W. Williams(10)	46,335	0	*
John L. Gabriel, Jr.(11)	27,150	0	*
All Directors and Executive Officers as a Group(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	583,442	3,113,608	1.7%

*	Less than 1% of the Loews Common Stock.

(1)	The number of shares of Company Common Stock includes 90,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005. The number of shares of Loews Common Stock includes 70,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 2,177,611 shares of Loews Common Stock held by trusts of which Mr. Tisch is the managing trustee and beneficiary and 95,000 shares of Loews Common Stock held by a charitable foundation for which Mr. Tisch has shared voting and investment power.

(2)	Includes 3,931 shares held by virtue of Mr. Dickerson’s investment in Company Common Stock pursuant to the Retirement Plan (as hereinafter defined), in which he shares voting and investment power with his spouse. Also includes 69,750 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(3)	Includes 10,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005. In addition, Mr. Batkin holds 1,000 shares of Company Common Stock in which he shares voting and investment power with his spouse.

(4)	Includes 2,500 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005. Includes 214,200 shares of Company Common Stock held by SEACOR Holdings, Inc., in which shares Mr. Fabrikant shares voting and investment power. Mr. Fabrikant disclaims beneficial ownership of such shares.

(5)	Includes 1,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(6)	Includes 6,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005. The number of shares of Loews Common Stock represents 36,350 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(7)	Includes 10,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005. The number of shares of Loews Common Stock includes 37,500 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(8)	Includes 10,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(9)	Includes 12,629 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(10)	Includes 1,135 shares held by virtue of Mr. Williams’ investment in Company Common Stock pursuant to the Retirement Plan and 200 shares of Company Common Stock in which he shares voting and investment power with his spouse. Also includes 45,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(11)	Includes 1,275 shares held by virtue of Mr. Gabriel’s investment in Company Common Stock pursuant to the Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 25,875 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005.

(12)	The number of shares of Company Common Stock owned by all directors and executive officers as a group includes 6,145 shares of Company Common Stock beneficially owned, as of March 23, 2005, and 62,302 shares of Company Common Stock issuable upon the exercise of options granted under the Company’s Amended and Restated 2000 Stock Option Plan which are or will become exercisable within 60 days of March 23, 2005 by executive officers of the Company who are not Named Executive Officers. See “Executive Compensation.” Investment and voting power with respect to shares owned by Mr. Krenek, Vice President and Chief Financial Officer, and Mr. Vecchio, Senior Vice President — Technical Services, is shared with each such executive officer’s spouse.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, file initial reports of ownership and reports of changes in ownership of the Company’s equity securities with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2004, the Company believes that no director, executive officer or beneficial owner of more than ten percent of the Common Stock failed to file a Section 16(a) report on a timely basis during 2004.

ELECTION OF DIRECTORS
(Proposal No. 1)
      The Company’s Board of Directors consists of eight directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The officers of the Company are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. Information with respect to the current directors of the Company is set forth below.
      The nominees for director are James S. Tisch, Lawrence R. Dickerson, Alan R. Batkin, Charles L. Fabrikant, Paul G. Gaffney, II, Herbert C. Hofmann, Arthur L. Rebell and Raymond S. Troubh. Each of the eight directors to be elected at the Annual Meeting will serve a term of one year to expire at the Company’s 2006 annual meeting of stockholders.
      It is intended that the proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Tisch, Dickerson, Batkin, Fabrikant, Gaffney, Hofmann, Rebell and Troubh, each of whom is now a director. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event it is expected that the proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors.
      Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

		Age as of
		January 31,	Director
Name	Position	2005	Since

James S. Tisch(1)	Chairman of the Board and Chief	52	1989
	Executive Officer
Lawrence R. Dickerson(1)	Director, President and Chief	52	1998
	Operating Officer
Alan R. Batkin(2)	Director	60	1999
Charles L. Fabrikant(2)	Director	60	2004
Paul G. Gaffney, II(3)	Director	58	2004
Herbert C. Hofmann(1)	Director	62	1992
Arthur L. Rebell	Director	63	1996
Raymond S. Troubh(2)(3)	Director	78	1995

(1)	Member, Executive Committee of the Board of Directors

(2)	Member, Audit Committee of the Board of Directors

(3)	Member, Incentive Compensation Committee of the Board of Directors
      James S. Tisch has served as Chief Executive Officer of the Company since March 1998. Mr. Tisch has served as Chairman of the Board since November 1995 and as a director of the Company since June 1989. Mr. Tisch is the President and Chief Executive Officer and a director of Loews, a diversified holding company. Mr. Tisch also serves as a director of CNA Financial Corporation, a 91% owned subsidiary of Loews, and BKF Capital Group, Inc.
      Lawrence R. Dickerson has served as President, Chief Operating Officer and a director of the Company since March 1998. Mr. Dickerson served on the United States Commission on Ocean Policy from 2001-2004.
      Alan R. Batkin has served as a director of the Company since July 1999. Mr. Batkin is Vice Chairman of Kissinger Associates, Inc. Mr. Batkin also serves as a director of Overseas Shipholding Group, Inc., Hasbro, Inc., Cantel Medical Corp. and Merrill Lynch IQ Investment Funds.

      Charles L. Fabrikant has served as a director of the Company since January 2004. Mr. Fabrikant is the Chairman of the Board, Chief Executive Officer and President of SEACOR Holdings Inc., which operates offshore support vessels servicing oil and gas exploration and development. Mr. Fabrikant is also President of Fabrikant International Corporation, a privately owned corporation engaged in marine operations and investments.
      Paul G. Gaffney, II has served as a director of the Company since October 2004. Mr. Gaffney has served as President of Monmouth University since 2003 and was the President of National Defense University from 2000-2003. Mr. Gaffney served as Commissioner of the U.S. Commission on Ocean Policy from 2001-2004. Mr. Gaffney is a director of National Research Council — Ocean Studies, Ocean Design Inc. and Meridian Health Systems. He also serves as a public trustee for NJ Marine Sciences Consortium and serves on the Commission to Enhance and Protect NJ Military Bases.
      Herbert C. Hofmann has served as a director of the Company since January 1992. Mr. Hofmann is a Senior Vice President of Loews and the President and Chief Executive Officer of Bulova Corporation, a wholly owned subsidiary of Loews which distributes and sells watches and clocks.
      Arthur L. Rebell has served as a director of the Company since July 1996. Mr. Rebell is a Senior Vice President of Loews.
      Raymond S. Troubh has served as a director of the Company since November 1995. Mr. Troubh is a financial consultant, a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is a director of General American Investors Company, Gentiva Health Services, Inc., Petrie Stores Liquidating Trust (Trustee), Portland General Electric Company, Triarc Companies, Inc. and WHX Corporation.
Director Independence
      Because more than 50% of the Company’s Common Stock is held by Loews, the Company is a “controlled company” under the corporate governance listing standards of the New York Stock Exchange (the “NYSE Listing Standards”). The NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors and, accordingly, the Board of Directors has determined that it is appropriate not to have a Board comprised of a majority of independent directors. The Board of Directors has determined that the following directors are independent under the NYSE Listing Standards (“Independent Directors”): Mr. Batkin, Mr. Gaffney, Mr. Fabrikant and Mr. Troubh. The Board considered all relevant facts and circumstances and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with the Company or its subsidiaries.
      The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:
      (1) any of the following relationships existed during the past three years:

(i) the director is an employee of the Company or any of its subsidiaries or has received more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

(ii) the director provided significant advisory or consultancy services to the Company or any of its subsidiaries or is affiliated with a company or a firm that has provided significant advisory or consultancy services to the Company or any of its subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iii) the director has been a significant customer or supplier of the Company or any of its subsidiaries or affiliated with a company or firm that is a significant customer or supplier of the Company or any of its subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iv) the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to the Company or any of its subsidiaries; or

(v) the director has been employed by another company where any of the Company’s current executives serve on that company’s compensation committee;
      (2) the director’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother-or sister-in-law, or any other person sharing the director’s home (other than a domestic employee), has a relationship described in (1) above; or
      (3) the director has any other relationships with the Company or any of its subsidiaries or with members of senior management that the Board of Directors determines to be material.
Committees of the Board of Directors
      The Company’s Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Incentive Compensation Committee. The Company does not have a nominating committee or a standing compensation committee. Because the Company is a “controlled company” under the NYSE Listing Standards, such committees are not required and the Board of Directors has determined that it is appropriate not to have such committees. The entire Board of Directors participates in the consideration of director nominees and, except as discussed below in the Board of Directors Report on Executive Compensation, the Executive Committee participates in the consideration of executive compensation. In addition, as discussed below, beginning in 2005, the Incentive Compensation Committee will participate in the determination of compensation for the Company’s executive officers.

Executive Committee
      The Executive Committee of the Board of Directors consists of three members, Mr. Tisch, Mr. Dickerson and Mr. Hofmann. The Executive Committee has and may exercise all the powers of the Board of Directors in the management of the business of the Company that may lawfully be delegated to it by the Board of Directors.

Audit Committee
      The Audit Committee of the Board of Directors consists of three members, Mr. Batkin, Mr. Troubh and Mr. Fabrikant. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including review of the financial reports and other financial information of the Company, the Company’s system of internal accounting controls, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the Company’s internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. The Company’s Board of Directors has adopted a written Audit Committee charter which can be found on the Company’s website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to the Company’s Corporate Secretary. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the NYSE Listing Standards. The Board has determined that Mr. Batkin qualifies as an “audit committee financial expert” under the rules of the Commission. Mr. Batkin has advised the Board of Directors that, in addition to serving on the Company’s Audit Committee, he serves on the audit committees of two other public companies and certain investment funds, all of which are within a single family of funds. The Board has determined that the simultaneous service by Mr. Batkin on such audit committees does not impair his ability to serve effectively on the Company’s Audit Committee.

Incentive Compensation Committee
      On February 23, 2005 the Board of Directors adopted the Incentive Compensation Plan for Executive Officers, subject to approval by the Company’s stockholders. Pursuant to the terms of the plan, the Board of Directors has created the Incentive Compensation Committee. The primary function of the Incentive Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executive officers. These responsibilities include administration of the Company’s incentive and equity-based compensation plans. The members of the Incentive Compensation Committee are Raymond S. Troubh and Paul G. Gaffney, II, each of whom is an Independent Director.
Director Nominating Process
      The Board of Directors will, subject to the terms of the Company’s Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures set forth in the Bylaws, may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by the Certificate of Incorporation or Bylaws. These procedures include a requirement that the Corporate Secretary receive timely written notice of the nomination, which, for the 2006 annual meeting of stockholders, means that the nomination must be received no later than February 22, 2006. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by the Certificate of Incorporation or Bylaws, the following:

(i) the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

(ii) a representation that the stockholder is a holder of capital stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and

(v) the consent of each nominee to serve as a director of the Company if so elected.
      Nominations of directors may also be made by the Board of Directors or as otherwise provided in the Company’s Certificate of Incorporation or the Bylaws. In determining whether it will nominate a candidate for a position on the Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. The Board retains its full discretion in making such determinations, and also takes into account any restrictions, requirements or limitations contained in the Company’s Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party.
Executive Sessions of Non-Management Directors
      The Company’s non-management directors meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors is held at least annually. Upon the recommendation of the non-management directors and Independent Directors, Alan R. Batkin has been selected by the Board of Directors to act as the Lead Director and will serve as the presiding director at these meetings.

Director Attendance at Meetings
      During 2004 there were eight meetings of the Board of Directors and nine meetings of the Audit Committee. During 2004, each incumbent director of the Company, then in office, attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served. The Company does not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting and recognizes that circumstances may prevent attendance from time to time. All of the Company’s directors, then in office, attended its 2004 Annual Meeting of Stockholders.
Director Compensation
      Each director who is not an employee of the Company receives a quarterly award of options to purchase 500 shares of the Company’s Common Stock in accordance with the terms of the Company’s Amended and Restated 2000 Stock Option Plan. The options vest immediately with some options having terms of five years and some ten years from the date of grant. In addition, all non-employee directors receive an annual retainer of $25,000. The Lead Director receives an annual retainer of $10,000 and the Chairman of the Audit Committee also receives an annual retainer of $10,000. Each director of the Company who is not an employee of the Company or any of its subsidiaries or of Loews or any other affiliated companies is paid a fee of $1,500 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of the Audit Committee in addition to the reasonable costs and expenses incurred by such directors in relation to their services.
Code of Ethics and Corporate Governance Guidelines
      The Company has a Code of Business Conduct and Ethics which applies to all of the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code can be found on the Company’s website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to the Company’s Corporate Secretary. The Company intends to post changes to or waivers of this Code for its principal executive officer, principal financial officer and principal accounting officer on its website. In addition, the Company’s website contains a corporate governance section that includes the Company’s corporate governance guidelines. The Company will provide a printed copy of its corporate governance guidelines to any stockholder upon request.
AUDIT COMMITTEE REPORT
      As discussed above under the heading “Committees of the Board of Directors — Audit Committee,” the primary role of the Board’s Audit Committee is to oversee the Company’s financial reporting process and manage its relationship with the independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2004 with the Company’s management and independent auditors. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence.
      The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which has been filed with the Commission.
THE AUDIT COMMITTEE
Alan R. Batkin, Chairman
Charles L. Fabrikant
Raymond S. Troubh
Compensation Committee Interlocks and Insider Participation
      During the year ended December 31, 2004, the Company had no compensation committee, although the Executive Committee of the Board of Directors performed certain similar functions with respect to the compensation and bonuses of the Company’s executive officers. See “Board of Directors Report on Executive Compensation — General,” “— Annual Cash Bonus Incentives” and “— Compensation of the Chief Executive Officer.” Decisions concerning compensation of executive officers were made during such year by persons who were members of the Company’s Board of Directors, including James S. Tisch and Lawrence R. Dickerson, executive officers of the Company. No executive officer of the Company served on the board of directors or compensation committee of any other entity that has or had an executive officer who served as a member of the Board of Directors of the Company during 2004.
Equity Compensation Plan Information
      The following table provides information regarding securities authorized for issuance under the Company’s equity compensation plan as of December 31, 2004:

Equity Compensation Plan Information

	Number of Securities		Number of Securities Remaining
	to be Issued Upon	Weighted-Average	Available for Future Issuance
	Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	738,235	$28.94	761,765
Equity compensation plans not approved by security holders	—	—	—

Total	738,235	$28.94	761,765

EXECUTIVE COMPENSATION
      The following table shows for the years ended December 31, 2004, 2003 and 2002 the compensation paid by the Company to its Chief Executive Officer and each of the Company’s four other most highly compensated executive officers as of December 31, 2004 (collectively, the “Named Executive Officers”) for service in all capacities with the Company and its subsidiaries.
Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Options	Compensation(3)

James S. Tisch	2004	$300,000	$—	30,000	$15,394
Chairman of the Board and	2003	300,000	—	30,000	15,189
Chief Executive Officer	2002	300,000	—	36,250	15,009

Lawrence R. Dickerson	2004	579,996	250,000	22,500	35,385
President and Chief Operating Officer	2003	534,750	175,000	22,500	33,524
	2002	516,000	185,000	27,500	31,589

David W. Williams	2004	480,501	200,000	15,000	29,768
Executive Vice President	2003	445,095	145,000	15,000	28,210
	2002	429,700	175,000	18,125	26,790

Rodney W. Eads	2004	356,911	115,000	8,000	22,650
Senior Vice President —	2003	330,609	88,000	8,000	21,537
Worldwide Operations	2002	319,174	90,000	10,750	20,630

John L. Gabriel, Jr.	2004	339,281	110,000	8,000	21,347
Senior Vice President —	2003	312,985	84,000	8,000	20,294
Contracts and Marketing	2002	294,383	90,000	10,375	19,090

(1)	Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2)	Amounts include all deferred portions of bonuses based on service during the respective year indicated by the Named Executive Officers. See “Board of Directors Report on Executive Compensation — Annual Cash Bonus Incentives.”

(3)	The amounts shown for 2004 include (i) the Company’s contributions under the Retirement Plan referred to below in the amount of $7,688 to each Named Executive Officer, (ii) the Company’s matching contribution under the Retirement Plan referred to below in the amount of $3,075 to each Named Executive Officer, except Mr. Tisch, (iii) the Company’s contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance in the amount of $3,618 to each Named Executive Officer and (iv) the Company’s contributions under the Deferred Compensation and Supplemental Executive Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $4,088; Mr. Dickerson, $21,005; Mr. Williams, $15,387; Mr. Eads, $8,269; and Mr. Gabriel, $6,966. In some cases, the total of the foregoing itemized amounts does not equal the corresponding aggregate amount set forth in the “All Other Compensation” column due to rounding.
      The Company maintains a defined contribution plan (the “Retirement Plan”) designed to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (together with the regulations promulgated thereunder, as each may be amended, the “Code”), pursuant to which the Company contributes 3.75% of the participant’s defined compensation and the Company matches 25% of the first 6% of each participant’s compensation contributed. Participants are fully vested immediately upon enrollment in the plan. Up to 25% of the amount of such contributions to the Retirement Plan may be used by the participants to purchase shares of Common Stock of the Company.
      In addition, under the Company’s Deferred Compensation and Supplemental Executive Retirement Plan, the Company contributes to participants any portion of the 3.75% of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code and because of elective deferrals that the participant makes under the plan. Additionally, the plan provides that participants may defer up to 10% of base compensation and/or up to 100% of any performance bonus. Participants in this plan are a select group of management or highly compensated employees of the Company and are fully vested in all amounts paid into the plan.
STOCK OPTION PLAN
      Under the terms of the Company’s Amended and Restated 2000 Stock Option Plan, certain of the Company’s employees, consultants and non-employee directors may be granted options to purchase Common Stock at no less than 100% of the fair market value of the Common Stock on the date the option is granted. The Amended and Restated 2000 Stock Option Plan is administered by the Board of Directors. Such plan authorizes the issuance of options to acquire up to 1,500,000 shares of the Company’s Common Stock, of which 26,765 options had been exercised as of December 31, 2004. Unless otherwise specified by the Board of Directors at the time of the grant, stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and vest in four equal, annual installments over four years.
      The following table shows for the year ended December 31, 2004 stock options granted by the Company to the Named Executive Officers.
Option Grants in Last Fiscal Year

	No. of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price		Present Value at
Name	Granted	2004(1)	Per Share	Expiration Date	Grant Date(2)

James S. Tisch	7,500	4.35%	$22.49	5/18/2014	$70,200
	7,500	4.35	23.65	7/01/2014	62,850
	7,500	4.35	32.78	10/01/2014	111,675
	7,500	4.35	39.98	12/31/2014	136,575

Lawrence R. Dickerson	5,625	3.26	22.49	5/18/2014	52,650
	5,625	3.26	23.65	7/01/2014	47,138
	5,625	3.26	32.78	10/01/2014	83,756
	5,625	3.26	39.98	12/31/2014	102,431

David W. Williams	3,750	2.17	22.49	5/18/2014	35,100
	3,750	2.17	23.65	7/01/2014	31,425
	3,750	2.17	32.78	10/01/2014	55,838
	3,750	2.17	39.98	12/31/2014	68,288

Rodney W. Eads	2,000	1.16	22.49	5/18/2014	18,720
	2,000	1.16	23.65	7/01/2014	16,760
	2,000	1.16	32.78	10/01/2014	29,780
	2,000	1.16	39.98	12/31/2014	36,420

	No. of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price		Present Value at
Name	Granted	2004(1)	Per Share	Expiration Date	Grant Date(2)

John L. Gabriel, Jr.	2,000	1.16	22.49	5/18/2014	18,720
	2,000	1.16	23.65	7/01/2014	16,760
	2,000	1.16	32.78	10/01/2014	29,780
	2,000	1.16	39.98	12/31/2014	36,420

(1)	This calculation is based on options to purchase a total of 172,600 shares of Common Stock granted to employees under the Company’s Amended and Restated 2000 Stock Option Plan during 2004.

(2)	The per share weighted-average fair value of stock options granted during 2004 on May 18, July 1, October 1 and December 31 was $9.36, $8.38, $14.89 and $18.21 per share, respectively. The fair value of each stock option granted was estimated on the date of grant using the Binomial Option Pricing Model. Assumptions used in the model included a weighted average risk-free interest rate of 3.93%, an expected life of options of seven years, expected volatility of the Company’s Common Stock price of 28% and an expected dividend yield on the Company’s Common Stock of .77%.
      The following table provides information on the exercise of stock options during the year ended December 31, 2004 and the value of unexercised stock options held, as of December 31, 2004, by each of the Named Executive Officers. None of the Named Executive Officers held any stock appreciation rights at December 31, 2004.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James S. Tisch	—	—	61,250	73,750	$526,144	$1,031,481
Lawrence R. Dickerson	—	—	47,875	55,625	402,253	776,159
David W. Williams	—	—	30,625	36,875	263,072	515,741
Rodney W. Eads	10,496	$138,665	5,004	20,000	46	282,888
John L. Gabriel, Jr.	—	—	17,875	20,125	149,143	280,502
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
General
      Recommendations regarding compensation of the Company’s executive officers are prepared by the President and submitted to the Executive Committee of the Board of Directors for approval, except that the President does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his own compensation or, as discussed below, the compensation of the Company’s Chief Executive Officer which is reviewed and approved by the Company’s Independent Directors.
      The Company’s compensation program is designed to enable the Company to attract, motivate and retain high-quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash, and stock options for the achievement of financial performance goals.
Salaries
      Every salaried employee of the Company, including Company officers, is assigned a salary grade at the commencement of employment pursuant to a system that considers objective criteria, such as the employee’s level of financial responsibility and supervisory duties, and the education and skills required to perform the employee’s functions; however, the assignment of an employee to a particular salary grade necessarily involves subjective judgments. Within each grade, salaries are determined within a range based solely on subjective factors such as the employee’s contribution to the Company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer’s compensation will be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer’s compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to the Company.
Annual Cash Bonus Incentives
      Annual cash bonus incentives may be awarded under the Diamond Offshore Management Bonus Program, which is intended to provide a means whereby certain selected officers and key employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and encourage the participants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Executive Committee of the Company’s Board of Directors is authorized to establish an annual bonus pool based on such committee’s evaluation of the Company during the year relative to peer companies, the performance of the Company’s share price and extraordinary events during the year. The Executive Committee did establish a bonus pool (the “Bonus Pool”) for 2004.
      The Executive Committee established the bonus payout from the Bonus Pool based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the Executive Committee considered appropriate. These bonuses for 2004 are payable in annual installments (25%, 15%, 15%, 15%, 15% and 15%) over the six calendar year period following 2004 for participants of salary grade 12 and above, and are payable in annual installments (50%, 25% and 25%) over the three calendar year period following 2004 for participants of salary grade 11 and below, and, with certain exceptions, are forfeited if not paid prior to termination of employment.
      The Competitor Group Index used in the total stockholder return comparison (see “Cumulative Total Stockholder Return” below) is not used to determine any cash bonus incentives for executives of the Company or for purposes of the Diamond Offshore Management Bonus Program.
Stock Option Plan
      Stock options under the Company’s Amended and Restated 2000 Stock Option Plan may be granted to optionees selected from time to time by the Board of Directors. The purposes of the Stock Option Plan are to allow the Company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve the Company’s long-term goals and to reward them upon achievement of those goals. During 2004, options to acquire 172,600 shares of the Company’s Common Stock were granted under the Stock Option Plan. All of these options were outstanding as of December 31, 2004.
      The Board of Directors has broad authority to administer and interpret the Stock Option Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Board of Directors also has the authority to accelerate the exercisability of an outstanding option and extend the option term of an outstanding option.

Compensation of the Chief Executive Officer
      Decisions regarding compensation (salary and bonus) of the Company’s Chief Executive Officer for 2004 were made by the Company’s Independent Directors. Accordingly, James S. Tisch did not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his compensation. Such decision for 2004 was determined subjectively, and not necessarily tied to corporate performance, with consideration given to Mr. Tisch’s level of responsibility and importance to the Company relative to other Company executives, his contributions to the successful implementation of significant strategic initiatives that are expected to benefit the Company in future years, including the Company’s capital upgrade program and on-going rationalization of its rig fleet (purchases and sales). No fixed, relative weights were assigned to these subjective factors.
THE BOARD OF DIRECTORS
James S. Tisch, Chairman
Lawrence R. Dickerson
Alan R. Batkin
Charles L. Fabrikant
Paul G. Gaffney, II
Herbert C. Hofmann
Arthur L. Rebell
Raymond S. Troubh
Compensation of Executive Officers
      Beginning in 2005, one component of the Company’s compensation policy for executive officers will consist of awards under its Incentive Compensation Plan. Under this plan, cash awards may be granted to certain of the Company’s highest paid executive officers based on the attainment of specified performance goals. See “Approval of the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers,” below for information with respect to the proposed adoption of the Company’s Incentive Compensation Plan.
      A second component of the Company’s compensation policy for executive officers consists of grants under the Stock Option Plan. Under this plan executive officers may be granted stock options and, if the Stock Option Plan is amended as set forth in “Approval of the Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan,” below, stock appreciation rights, at exercise prices equal to not less than the fair market value of the Company’s Common Stock as of the date of grant. This element of the Company’s compensation policy provides the opportunity for the Company’s executive officers to be compensated based upon increases in the market price of the Company’s Common Stock. Information with respect to stock options granted under this plan to the Company’s Chief Executive Officer and the other Named Executive Officers in 2004 is described under “Stock Option Plan,” above.
Deductibility of Compensation for Tax Purposes
      Under the Code, the amount of compensation paid to or accrued for the Chief Executive Officer and the four other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.
      To the extent the Company’s compensation policy can be implemented in a manner which maximizes the deductibility of compensation paid by the Company, the Board of Directors seeks to do so. Accordingly, the Company has designed both the Incentive Compensation Plan and the Company’s Second Amended and Restated Stock Option Plan so that compensation in the form of awards or grants made under either plan will be considered to be “performance-based” under the applicable provisions of the Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Prior to the initial public offering of the Common Stock in October 1995 (the “Initial Public Offering”), the Company was a wholly owned subsidiary of Loews, and in connection with the Initial Public Offering, the Company and Loews entered into agreements pursuant to which certain management, administrative and other services are provided by Loews to the Company and certain other obligations were assumed by the parties. These agreements were not the result of arm’s length negotiations between the parties.
      Services Agreement. The Company and Loews entered into a services agreement effective upon consummation of the Initial Public Offering (the “Services Agreement”) pursuant to which Loews agreed to continue to perform certain administrative and technical services on behalf of the Company. Such services include personnel, telecommunications, purchasing, internal auditing, accounting, data processing and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, the Company reimburses Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at the Company’s option upon 30 days’ notice to Loews and at the option of Loews upon six months’ notice to the Company. In addition, the Company has agreed to indemnify and hold harmless Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement, unless due to the gross negligence or willful misconduct of Loews. Under the Services Agreement, the Company paid Loews approximately $375,440 for services performed by Loews in 2004.
      Registration Rights Agreement. Under a Registration Rights Agreement dated as of October 16, 1995 (the “Registration Rights Agreement”), as amended, between the Company and Loews, the Company, subject to certain limitations, will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of three such requests, in order to permit Loews to offer and sell any Common Stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. The Company has the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be adversely affected. Subject to certain conditions, the Company has also granted Loews the right to include its Common Stock in any registration statements covering offerings of Common Stock by the Company, and the Company will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. The Company will indemnify Loews, and Loews will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement, as amended.
      On September 16, 1997, Loews and the Company entered into an agreement amending the Registration Rights Agreement (the “Registration Rights Agreement Amendment”) in contemplation of the offering by Loews of its 3.125% Exchangeable Notes due 2007 (the “Loews Notes”), which are exchangeable for Common Stock. Pursuant to the Registration Rights Agreement Amendment, Loews exercised the first of its three demand registration rights for the shares of Common Stock underlying the Loews Notes and, in connection with such demand, the Company filed a registration statement for a continuous offering of such shares for delivery upon the exchange of Loews Notes, and agreed to maintain the effectiveness of such registration statement through September 15, 2007, or such earlier time as no Loews Notes are outstanding. Pursuant to the Registration Rights Agreement Amendment, the Company has the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in such registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if the Company is conducting or about to conduct an underwritten public offering of its securities for its own account, or would be required to disclose information regarding the Company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Company is then engaged. However, no such suspension period may be in effect during the 14-day period preceding any redemption date with respect to, or the final maturity date of, the Loews Notes. Before giving notice to holders of Loews Notes of any optional redemption of Loews Notes, Loews agreed in the Registration Rights Agreement Amendment to give prior notice to the Company to enable the Company to determine whether it should suspend the use of the current resale prospectus or prospectus supplement covering the shares of Common Stock issuable upon the exchange of Loews Notes. Loews and the Company agreed that Loews will not give notice to holders of Loews Notes of the exercise of Loews’s optional right to redeem any Loews Notes during the time that any suspension period with respect to any such prospectus or prospectus supplement is in effect. On March 22, 2005, Loews announced its intention to redeem all of the Loews Notes on April 21, 2005.
      Other. During 2004 the Company made payments of $881,674 to Ernst & Young LLP for tax and other consulting services. The wife of Lawrence R. Dickerson, the Company’s President and Chief Operating Officer and a Director of the Company, is an audit partner at this firm.

CUMULATIVE TOTAL STOCKHOLDER RETURN
      The following graph sets forth the cumulative total stockholder return for the Common Stock, the Standard & Poor’s 500 Index and a Competitor Group Index over the five year period ended December 31, 2004.
Comparison of 2000-2004 Cumulative Total Return(1)
Indexed Total Stockholder Return

	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004

Company	100	133	102	75	72	142
S&P 500	100	91	80	62	80	89
Competitor Group(2)	100	134	95	87	95	127

(1)	Total return assuming reinvestment of dividends. Dividends for the periods reported include quarterly dividends of $0.125 per share of Common Stock paid during 2003, 2002, 2001 and 2000 except that in the last quarter of 2003 and throughout 2004 the quarterly dividend was $0.0625 per share. Assumes $100 invested on December 31, 1999 in Common Stock, the S&P 500 Index and a Company-constructed competitor group index.

(2)	The Company-constructed competitor group consists of the following companies: Baker Hughes Incorporated, ENSCO International Incorporated, Halliburton Company, Noble Drilling Corporation, Schlumberger Ltd., Tidewater Inc. and Transocean Inc. Total return calculations were weighted according to the respective company’s market capitalization.

APPROVAL OF THE SECOND AMENDED AND RESTATED
DIAMOND OFFSHORE DRILLING, INC.
2000 STOCK OPTION PLAN
(Proposal No. 2)
      In 2000 the Board of Directors adopted, and the Company’s stockholders approved, the Company’s 2000 Stock Option Plan. The Stock Option Plan was adopted to allow the Company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve the Company’s long-term goals and to reward them upon achievement of those goals. In 2004, the Company’s 2000 Stock Option Plan was amended and restated to increase the number of shares of Common Stock issuable thereunder from 750,000 shares to 1,500,000 shares of Common Stock in the aggregate. The Company’s Board of Directors has approved amendments to such Amended and Restated 2000 Stock Option Plan and directed that the Stock Option Plan, as so amended and restated, be submitted to the Company’s stockholders for approval.
      In addition, as previously noted, the Company’s policy is that to the extent it can do so, the Company intends to implement its policy in a manner which maximizes the deductibility of compensation for federal income tax purposes. Under the Code the amount of compensation paid to each of the Chief Executive Officer and the four other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be “performance-based” is not subject to this limitation. Awards granted by the Incentive Compensation Committee under the Stock Option Plan will be considered performance-based under the Code if the Stock Option Plan is approved by the Company’s stockholders. Accordingly, the Board of Directors has directed that the Stock Option Plan, as amended and restated as described herein, be submitted to the Company’s stockholders for approval at the Annual Meeting.
      The principal change to be effected by the amended and restated Stock Option Plan is to provide for authority to award stock appreciation rights either in tandem with or separate from stock option grants. In addition, authority to administer the Stock Option Plan with respect to certain executive officers will be vested in the Incentive Compensation Committee. The material features of the amended and restated Stock Option Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company’s Second Amended and Restated 2000 Stock Option Plan which is attached as Exhibit A to this proxy statement. If the stockholders do not approve the amended and restated Stock Option Plan, it will not become effective and the Stock Option Plan as presently in effect will continue to be in effect without such amendment.
Summary of the Second Amended and Restated 2000 Stock Option Plan
      Shares Available for Issuance Under the Plan. The Stock Option Plan provides for the issuance of up to 1,500,000 shares of Common Stock pursuant to awards granted thereunder.
      Administration. The Stock Option Plan is administered by the Board of Directors. With respect to any Participant under the Stock Option Plan who is at such time a participant in the Company’s Incentive Compensation Plan for Executive Officers, as it may be amended from time to time (the “Incentive Compensation Plan”), or is, with respect to the Company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the regulations under the Code, however, the authority to control and manage the operation and administration of the Stock Option Plan with respect to such Participant shall be vested in the Incentive Compensation Committee, in which case any reference herein to the Board shall mean the Incentive Compensation Committee (except in connection with the right of the Board to amend or terminate the Stock Option Plan).
      Eligibility. Those persons who are responsible for or contribute to the management, growth or profitability of the businesses of the Company and its subsidiaries may receive awards under the Stock Option Plan. Optionees will be selected from time to time by the Board from a pool of all employees and consultants of the Company and its subsidiaries and the non-employee directors of the Company, an estimated 4,200 people. No individual participant may receive options or stock appreciation rights covering in the aggregate more than 200,000 shares of Common Stock during any one calendar year.
      Types of Grants. The Stock Option Plan provides for the award of both incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, and nonqualified stock options (“NQOs”), which do not meet, or are not intended to meet, the requirements of Section 422 of the Code. (See “Federal Income Tax Consequences,” below.) All of the options which have been granted under the Stock Option Plan are NQOs. The exercise price for each stock option granted under the Stock Option Plan is determined by the Board but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The Stock Option Plan expressly prohibits the Company from decreasing the exercise price of an outstanding option or taking any other action that would be deemed a “repricing” of the option, unless approved by the Company’s stockholders.
      The Stock Option Plan also authorizes the award of stock appreciation rights (“SARs”) in tandem with stock options or separately. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of Common Stock on the exercise date. The exercise price of an SAR is determined by the Board but it may not be less than 100% of the fair market value of the Common Stock on the date of grant. SARs granted in tandem with stock options must have an exercise price equal to the exercise price per share of the related stock options. The exercise of all or a portion of an SAR granted in tandem with a related stock option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.
      As discussed below under “Federal Income Tax Consequences,” under the current interpretation of a new tax law enacted in late 2004, SARs which may be settled in cash are subject to unfavorable tax consequences not applicable to SARs which may be settled only in stock. Accordingly, subject to a change in the interpretation of the new law, the Board intends to grant SARs which will settle only in stock so as to avoid the application of the new law.
      Vesting and Exercise. Unless otherwise provided by the Board at the time of grant or thereafter, each award granted under the Stock Option Plan will vest and become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant, and shall thereafter remain exercisable for the duration of the term of the award.
      The full exercise price shall be paid at the time of exercise. The Board may permit an optionee to elect to pay the exercise price of an option by irrevocably authorizing a third party to sell the shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any applicable tax withholding. In addition, the Board may permit full or partial payment of a stock option exercise price to be made in the form of unrestricted shares of Common Stock that have been owned by the optionee for at least six months, based on the fair market value of those shares on the date of exercise.
      Term. Unless otherwise provided by the Board at the time of grant or thereafter, the term of each award granted under the Stock Option Plan will end on the earliest to occur of (i) the date the participant’s employment, directorship or consultancy with the Company or its subsidiaries, as applicable, is terminated for cause or voluntarily by the participant, (ii) the first anniversary of the participant’s death or disability, (iii) the third anniversary of the participant’s retirement (if the recipient is an employee) or (iv) the ninetieth day after the participant’s employment, directorship or consultancy terminates for any other reason. In no event may the term of any award granted under the Stock Option Plan exceed ten years from its date of grant. Unless otherwise provided by the Board, any outstanding award that is unvested following a termination of employment, directorship or consultancy shall be forfeited immediately.
      Transferability. Awards granted under the Stock Option Plan are not transferable, except by will or the laws of descent and distribution or, in the case of an NQO, to the optionee’s immediate family, if expressly permitted by the Board.
      Adjustments. In the event of a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, split-up, spin-off, combination or exchange of shares, the Board may make adjust-

ments to preserve the benefits or potential benefits of the Stock Option Plan and outstanding awards. These adjustments may include adjustments to (i) the number and kind of shares deliverable under the Stock Option Plan, (ii) the number and kind of shares that may be covered by awards granted to any individual participant, (iii) the number and kind of shares covered by outstanding awards, (iv) the exercise price of outstanding awards, (v) settlement of outstanding awards in cash or Common Stock and (vi) other adjustments that the Board determines to be equitable.
      Amendments and Termination. The Stock Option Plan is unlimited in duration. The Board of Directors may, at any time, amend or terminate the Stock Option Plan, provided that no such amendment or termination may adversely affect the rights of any participant under any award granted under the Stock Option Plan prior to the date of such amendment or termination without the prior written consent of that participant. The Stock Option Plan may not be amended without stockholder approval to the extent such approval is required by law or the rules of any exchange on which the Common Stock is traded.
      Registration of Common Stock issuable under the Stock Option Plan. The 1,500,000 shares of Common Stock covered by the Stock Option Plan have been registered under the Securities Act of 1933, as amended.
New Plan Benefits
      Future benefits under the Stock Option Plan to the Named Executive Officers and the Company’s other executive officers, directors, employees and consultants are not currently determinable because all grants under the Stock Option Plan are discretionary. As of March 29, 2005, the market value per share of Common Stock, based on the closing price on such date on the New York Stock Exchange, was $47.85. All grants under the Stock Option Plan have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by recipients.
Federal Income Tax Consequences
      The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. It is also not intended as personal tax advice to any individual. Recipients of awards under the Stock Option Plan should consult their own tax advisors.
      New Tax Law. In late 2004, federal tax legislation was enacted that substantially changed the tax treatment of recipients of nonqualified deferred compensation, including certain NQOs and SARs. The full scope and effect of this new law remains unclear. The discussion below sets forth the Company’s current understanding of the federal income tax consequences of NQOs and SARs issued under the Stock Option Plan, based on the law, its legislative history and the initial transitional guidance issued by the Internal Revenue Service. However, the Internal Revenue Service is expected to issue additional guidance in the future, which could change those federal income tax consequences. Where the requirements of the new law are not satisfied, recipients of compensation under certain nonqualified deferred compensation (“NQDC”) arrangements can be subject to an interest charge and a 20% penalty on the amount required to be included in income in addition to the regular tax thereon. Neither the grant nor exercise of NQOs or ISOs to be issued under the Stock Option Plan will be treated as NQDC subject to the new law. However, under the current interpretation of the new law by the Internal Revenue Service, SARs which may be settled in cash constitute NQDC subject to the new law, whereas SARs which may be settled only in stock generally are not. As indicated above under “Summary of the Second Amended and Restated 2000 Stock Option Plan,” while the Stock Option Plan contemplates that grants of SARs may permit the Company to settle in cash or stock, it is the intention of the Board to grant SARs which will avoid the provisions of the new law. Accordingly, subject to a change in the interpretation of the new law as applied to SARs, the Board intends to grant SARs which will settle only in stock.
      Nonqualified Stock Options. In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the

Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain or loss. The Company generally will be entitled to a deduction in an amount equal to a recipient’s ordinary income in the Company’s taxable year in which the optionee includes that amount in income. The exercise of NQOs is subject to withholding of all applicable taxes.
      Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Stock Option Plan and if no disposition of those shares is made by that optionee within two years after the date of grant of the ISO or within one year after the receipt of those shares by that optionee, then (i) upon a sale of those shares, any amount realized in excess of the exercise price of the ISO will be taxed to that optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct that amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Code, it will be treated as an NQO.
      Stock Appreciation Rights. Upon exercise of an SAR, the holder will recognize ordinary income equal to the value of the shares of Common Stock or cash received as a result of the exercise, and the Company will receive a deduction in the same amount. The exercise of SARs is subject to withholding of all applicable taxes.
      The Board of Directors recommends a vote FOR Proposal No. 2.
APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS
(Proposal No. 3)
      As previously noted, it is the policy of the Board of Directors that where the Company’s compensation policy can be implemented in a manner which maximizes deductibility of compensation for federal income tax purposes, the Company should seek to do so. Accordingly, in February 2005 the Company adopted the Company’s Incentive Compensation Plan, subject to approval by the Company’s stockholders.
      The Incentive Compensation Plan is designed to qualify the amounts paid under its terms to the Company’s Executive Officers as “qualified performance-based compensation” under Section 162(m) of the Code. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.
      The Board of Directors has approved the Incentive Compensation Plan and directed that it be submitted to the Company’s stockholders for approval. The Incentive Compensation Plan grants to the Incentive Compensation Committee discretionary authority to reduce an award otherwise determined pursuant to the Incentive Compensation Plan and discretion to take into account specific factors that may impact the Company’s business in determining the performance measure, called the “Performance Based Amount,” on which awards under the Incentive Compensation Plan are based. The material features of the Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan which is attached as Exhibit B to this Proxy Statement. If the stockholders do not approve the Incentive Compensation Plan, it will not be effective.

Summary of the Incentive Compensation Plan, as amended
      Eligibility. All executive officers of the Company (currently nine persons) are eligible to participate in the Incentive Compensation Plan. The Incentive Compensation Committee (the “Committee”) has the sole authority to designate which executive officers are to participate in the Incentive Compensation Plan.
      Designation of Awards. Within the first 90 days of each calendar year (the “Designation Period”), the Committee may designate one or more executive officers of the Company (each, a “Participant”) to participate in the Incentive Compensation Plan for specified calendar years (each, a “Performance Period”). The Committee may designate awards for future Performance Periods (a “Multiple Award Period”).
      Prior to the end of the Designation Period for a Performance Period, the Committee will allocate, on behalf of each Participant, a percentage of the Performance Based Amount for that Performance Period on which the Participant’s award will be based. The Performance Based Amount is the aggregate amount of the performance awards determined for the Performance Period, based on the objective performance goals established by the Committee for the Performance Period prior to the end of the Designation Period. The performance goals will be stated as specific amounts of, or specific changes in, one or more of the financial measures set forth in the Incentive Compensation Plan, including EBITDA; revenues; earnings, including operating earnings; earnings per share, including operating earnings per share; stockholders’ equity; return on equity; assets; return on assets; capital; return on capital; book value; operating margins; cash flow; stockholder return; expenses; expense ratios; loss ratios; debt-to-capital ratio; or market share. The Committee may specify any reasonable definition of the financial measures it uses.
      In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee will allocate on behalf of each Participant a percentage of the Performance Based Amount for each Performance Period within the Multiple Award Period, or, in the alternative, an aggregate formula for the later Performance Periods within the Multiple Award Period based on the total of assigned percentages of Performance Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. The Committee may make an award for a Performance Period to a Participant who has received an award for a Multiple Award Period which includes that Performance Period, provided that this is done prior to the end of the Designation Period for that Performance Period.
      Reduction of Awards. At the time that an award is allocated to a Participant, the Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a Participant below the percentage of the Performance Based Amount allocated to such Participant. This so-called “negative discretion” may be applied by the Committee, in its discretion, at the time the Performance Based Amount for the applicable Performance Period has been determined.
      Deferral of Payments. Subject to the applicable provisions of the Code, the Committee may, in its discretion, permit Participants to elect to defer payment of all or part of any award, together with interest accrued from the originally scheduled payment date.
      Termination of Employment. If any Participant ceases to be employed by the Company or its subsidiaries prior to the end of a Performance Period (other than due to retirement, death or disability), that Participant will not be eligible to receive a bonus award for that Performance Period unless the Committee determines that payment of the award is in the Company’s best interest. Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period due to retirement, death or disability will receive an award prorated to the date of cessation of employment.
      Amendments and Termination. The Committee may amend the Incentive Compensation Plan at any time, provided that changes may be made only if they are consistent with the provisions of the Code and do not adversely affect the ability of the Company to deduct the compensation which may be paid pursuant to the Incentive Compensation Plan for federal income tax purposes. No amendment that requires stockholder approval under the Code may be made without that approval. The Board of Directors may terminate the Incentive Compensation Plan at any time.

New Plan Benefits
      Because awards under the Incentive Compensation Plan are based upon Performance Based Amount, which is determined based on the performance goals established by the Committee, the amount of any awards that may be payable to Participants for 2005 cannot currently be determined. All awards under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by the Participants.
      The Board of Directors recommends a vote FOR Proposal No. 3.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 4)
      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to serve as independent auditors for 2005. Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company’s stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company’s stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.
      It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.
      Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and 2003:
      Audit Fees. The aggregate fees billed for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and various statutory audits for certain foreign subsidiaries of the Company for 2004 and 2003 were approximately $1,264,000 and $330,697, respectively. The fees paid in 2004 include fees for the audit of the Company’s annual financial statements, audit of management’s assessment of the Company’s internal control over financial reporting, reviews of financial statements included in the Company’s Forms 10-Q and Form 10-K, statutory audits and regulatory attestation services.
      Audit-Related Fees. The aggregate fees billed for audit-related services for 2004 and 2003 were approximately $100,000 and $63,350, respectively. These fees relate to employee benefit plan audits and the audit of the annual financial statements of one of the Company’s subsidiaries in connection with regulatory compliance. In addition, the fees for 2004 included implementation assistance, to the extent permitted, in connection with Section 404 of the Sarbanes-Oxley Act. All audit-related services for 2004 and 2003 were 100% approved by the Audit Committee.
      Tax Fees. The aggregate fees billed for tax services for 2004 and 2003 were approximately $124,100 and $35,280, respectively. These fees relate to tax return preparation and tax planning and consulting.
      All Other Fees. There were no fees billed for services other than those included above for 2004 and 2003.
Auditor Engagement and Pre-Approval Policy
      In order to assure the continued independence of the Company’s independent auditor, currently Deloitte & Touche LLP, the Audit Committee has adopted a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy in July 2003, the Audit Committee or its designee has pre-approved all engagements by the Company and its subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as the Company’s independent auditor.
      The Board of Directors recommends a vote FOR Proposal No. 4.
SOLICITATION EXPENSES
      The Company will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of the Company’s Board of Directors. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of the Common Stock.
COMMUNICATIONS WITH THE COMPANY AND OTHERS
      Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. All such communications will be delivered to the director or directors to whom they are addressed.
      Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company’s 2006 annual meeting must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than December 1, 2005.
      Stockholder proposals submitted outside of the Commission’s procedures for including such proposals in the Company’s Proxy Statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company’s Corporate Secretary no later than December 1, 2005. If a proposal is received after such date, the Company’s proxy for the 2006 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2006 annual meeting of stockholders.

OTHER MATTERS
      While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

William C. Long
Vice President, General Counsel and Secretary

EXHIBIT A
SECOND AMENDED AND RESTATED
DIAMOND OFFSHORE DRILLING, INC.
2000 STOCK OPTION PLAN
SECTION 1
General
      1.1.     Purpose. The Diamond Offshore 2000 Stock Option Plan, which became effective as of May 15, 2000 and was amended and restated effective as of May 18, 2004 and, as herein further amended and restated, will become effective on the Effective Date (as so amended and restated, the “Plan”), has been established by Diamond Offshore Drilling, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term Company goals, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.
      1.2.     Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).
SECTION 2
Options
      2.1.     Option Grant. The Board may grant Options in accordance with this Section 2.
      2.2.     Definitions. The grant of an “Option” permits the Participant to purchase shares of Stock at an Exercise Price established by the Board. Any Option granted under the Plan may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Board. An “ISO” is an Option that is intended to be an “incentive stock option” described in section 422(b) of the Code and does in fact satisfy the requirements of that section. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code, or that fails to satisfy the requirements of that section.
      2.3.     Exercise Price. The “Exercise Price” of each Option granted under this Section 2 shall be established by the Board or shall be determined by a method established by the Board at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). In no event may any Option granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
      2.4.     Vesting and Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board.

(a) Unless otherwise provided by the Board at the time of grant or thereafter, each Option shall vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and shall thereafter remain exercisable during the Term.

(b) Unless otherwise provided by the Board at the time of grant or thereafter, the Term of each Option shall end on the earliest of (1) the date on which such Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or

Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to such person’s Retirement, and (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Option. Except as otherwise determined by the Board at the time of grant or thereafter, upon the occurrence of a Termination of a Participant for any reason, the Term of all outstanding Options held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Options shall be forfeited immediately; provided, however, that the Board may, in its sole discretion, accelerate the vesting of any Option and/or extend the exercise period of any Option (but not beyond the ten-year anniversary of the grant date).

(c) An Option may be exercised and the underlying shares purchased in accordance with this Section 2 at any time after the Option with respect to those shares vests and before the expiration of the Term. To exercise an Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

(d) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described in the last sentence of this Section 2.4(d), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Board may accept. The Board may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in an Award Certificate. In addition, if approved by the Board, payment, in full or in part, may also be made in the form of unrestricted Mature Shares, based on the Fair Market Value of the Mature Shares on the date the Option is exercised; provided, however, that, in the case of an ISO the right to make a payment in such Mature Shares may be authorized only at the time the Option is granted.

SECTION 3
Stock Appreciation Rights
      3.1.     Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the Fair Market Value of one share of Stock over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised. Such amount shall be paid in cash, Stock, or a combination thereof (with the amount of such cash being determined based upon the Fair Market Value of the Stock on the date of exercise). As determined by the Board, the applicable Award Certificate shall specify whether such payment is to be made in cash or Stock or both, or shall reserve to the Board or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
      3.2.     Tandem SARs. A Tandem SAR may be granted on the grant date of the related Option or, in the case of a related NQO, at any time after the grant date thereof while the related NQO remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of Section 2, and shall at all times have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
      3.3.     Exercise Price. The “Exercise Price” per share of Stock subject to a Free-Standing SAR shall be determined by the Board and set forth in the applicable Award Certificate, and shall not be less than the Fair

Market Value of a share of Stock on the applicable grant date. In no event may any Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4.2(e), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Free-Standing SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders.
      3.4.     Term. Unless otherwise provided by the Board at the time of grant or thereafter, the Term of each Free-Standing SAR shall end on the earliest of (1) the date on which such Free-Standing SAR has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to such person’s Retirement, and (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Term exceed ten (10) years from the date of grant of the Free-Standing SAR. Except as otherwise determined by the Board at the time of grant, upon the occurrence of a Termination of a Participant for any reason, the Term of all outstanding Free-Standing SARs held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Free-Standing SARs shall be forfeited immediately; provided, however, that the Board may, in its sole discretion, accelerate the vesting of any Stock Appreciation Right and/or extend the exercise period of any Stock Appreciation Right (but not beyond the ten-year anniversary of the grant date).
      3.5.     Vesting and Exercise. Except as otherwise provided herein, Free-Standing SARs shall vest and be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board and set forth in the applicable Award Certificate.
SECTION 4
Operation and Administration
      4.1.     Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2005 annual meeting of its stockholders, the Plan shall be effective as of May 23, 2005 (the “Effective Date”); provided, however, that to the extent that Options or Stock Appreciation Rights are granted under the Plan prior to its approval by stockholders, the Options and Stock Appreciation Rights shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options and Stock Appreciation Rights under it are outstanding.
      4.2.     Shares Subject to Plan. The shares of Stock for which Options and Stock Appreciation Rights may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Options and Stock Appreciation Rights may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,500,000 shares of Stock.

(c) To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) Subject to Section 4.2(e), the maximum number of shares that may be covered by Options and/or Stock Appreciation Rights granted to any one individual during any one calendar year period shall be 200,000 shares.

(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Options and/or Stock Appreciation Rights. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in Sections 4.2(b) and (d); (iii) adjustment of the number and kind of shares subject to outstanding Options and Stock Appreciation Rights; (iv) adjustment of the Exercise Price of outstanding Options and Stock Appreciation Rights; (v) settlement in cash or Stock in an amount equal to the excess of the value of the Stock subject to such Options and Stock Appreciation Rights over the aggregate Exercise Price (as determined by the Board) of such Options and Stock Appreciation Rights; and (vi) any other adjustments that the Board determines to be equitable.
      4.3.     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933 and Code Section 409A), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
      4.4.     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan shall be conditioned on satisfaction of the applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that surrender of shares may be used only to satisfy the minimum withholding required by law.
      4.5.     Grant and Use of Options. In the discretion of the Board, more than one Option and/or Stock Appreciation Right may be granted to a Participant. Options and Stock Appreciation Rights may be granted as alternatives to or replacements of Options and Stock Appreciation Rights granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the foregoing, the assumption by the Company of options in connection with the acquisition of a business or other entity and the conversion of such options into options to acquire Stock shall not be treated as a new grant of Options under the Plan unless specifically so provided by the Board.
      4.6.     Settlement of Options. Subject to the provisions of Section 4.7, the Board may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option or Stock Appreciation Right, receipt of all or a portion of the shares of Stock subject to such Option or Stock Appreciation Right and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Board shall determine. If any such deferrals are permitted, then a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Board.
      4.7.     Code Section 409A.

(a) It is the intention of the Company that no grant, exercise or settlement of Options or Stock Appreciation Rights (including Tandem SARs) shall constitute or give rise to “deferred compensation” subject to tax under Code Section 409A(a)(1), unless and to the extent that the Board specifically determines otherwise as provided below, and the Plan and the terms and conditions of all grants of Options and Stock Appreciation Rights shall be established and interpreted accordingly.

(b) The terms and conditions governing any grants of Options and Stock Appreciation Rights that the Board determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash pursuant thereto, shall be set forth in writing, and shall comply in all respects with Code Section 409A.
      4.8.     Other Plans. Amounts payable under this Plan shall not be taken into account as compensation for purposes of any other employee benefit plan or program of the Company or any of its Subsidiaries, except to the extent otherwise provided by such plans or programs, or by an agreement between the affected Participant and the Company.
      4.9.     Heirs and Successors. The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
      4.10.     Transferability. Options and Stock Appreciation Rights granted under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of a Free-Standing SAR of NQO and any associated Tandem SAR, as otherwise expressly permitted by the Board including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Award Certificate under the Plan have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Certificate and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant to receive benefits under the Company’s group term life insurance plan or such other person or persons as the Participant may designate by notice to the Company. If a deceased Participant fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under the Award Certificate or before the complete distribution of benefits to the Designated Beneficiary under the Award Certificate, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options and Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant or any person to whom such Option or Stock Appreciation Right is transferred pursuant to this Section 4.10, it being understood that the term Participant shall include such transferee for purposes of the exercise provisions contained herein.
      4.11.     Notices. Any written notices provided for in the Plan or under any Award Certificate shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notice and communications shall be effective when actually received by the addressee. Notices shall be directed, if to the Participant, at the Participant’s address indicated

in the Award Certificate, or if to the Company, at the Company’s principal executive office to the attention of the Company’s Corporate Secretary.
      4.12.     Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.
      4.13.     Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of, or as a director or consultant to, the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
      4.14.     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
      4.15.     Laws Applicable to Construction. The interpretation, performance and enforcement of this Plan and all Award Certificates shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.
      4.16.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
SECTION 5
Board of Directors
      5.1.     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board in accordance with this Section 5; provided, however, that with respect to any Participant under this Plan who (i) is at such time a participant in the Company’s Incentive Compensation Plan for Executive Officers, as it may be amended from time to time (the “Incentive Compensation Plan”), or (ii) is, with respect to the Company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the Regulations under the Code, then the authority to control and manage the operation and administration of the Plan with respect to such Participant shall be vested in the Committee (as such term is defined in the Incentive Compensation Plan) (the “Incentive Compensation Committee”), and otherwise in accordance with this Section 5 and, notwithstanding anything in this Plan to the contrary, with respect to any such Participant, any reference in this Plan to the “Board” (except in connection with the right of the Board to amend or terminate the Plan pursuant to Section 6) shall be deemed to refer to the Incentive Compensation Committee.
      5.2.     Powers of Board. The Board’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Options and/or Stock Appreciation Rights, to determine the grant date of, the number of shares subject to and the Exercise Price of those Options and Stock Appreciation Rights, to establish all other terms and conditions of such Options, and

(subject to the restrictions imposed by Section 6) to cancel or suspend Options and Stock Appreciation Rights.

(b) The Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

(d) In controlling and managing the operation and administration of the Plan, the Board shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

      5.3.     Delegation by Board. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.
      5.4.     Information to be Furnished to Board. The Company and Subsidiaries shall furnish the Board with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, engagement, Termination, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.
SECTION 6
Amendment and Termination
      The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option or Stock Appreciation Right granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Section 4.2(e) shall not be subject to the foregoing limitations of this Section 6.
SECTION 7
Defined Terms
      In addition to the other definitions contained herein, the following definitions shall apply:
      (a) Award Certificate. The term “Award Certificate” shall mean a written Option certificate setting forth the terms and conditions of an Option, in the form the Board may from time to time prescribe or a written Stock Appreciation Right certificate setting forth the terms and conditions of a Stock Appreciation Right, in the form the Board may from time to time prescribe.
      (b) Board. The term “Board” means the Board of Directors of the Company; provided, however, that with respect to any Participant under this Plan who is also at such time a participant in the Incentive Compensation Plan, any reference in this Plan to the “Board” (except in connection with the right of the Board to amend or terminate the Plan pursuant to Section 6) shall be deemed to refer to the Incentive Compensation Committee, in accordance with Section 5.1.
      (c) Cause. The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided in an Award Certificate or employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.
      (d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
      (e) Company. The term “Company” shall have the meaning set forth in Section 1.1.
      (f) Designated Beneficiary. The term “Designated Beneficiary” shall have the meaning set forth in Section 4.10.
      (g) Disability. The term “Disability” shall mean, unless otherwise provided by the Board, (1) “Disability” as defined in any individual Award Certificate to which the Participant is a party, or (2) if there is no such Award Certificate or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant.
      (h) Effective Date. The term “Effective Date” shall have the meaning set forth in Section 4.1.
      (i) Eligible Grantee. The term “Eligible Grantee” shall mean any individual who is employed on a full-time or part-time basis by, or who serves as a consultant to, the Company or a Subsidiary and any non-employee director of the Company. An Option or Stock Appreciation Right may be granted to an individual in connection with such individual’s hiring or engagement prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Grantee upon his hiring or engagement, and further provided that such Options and/or Stock Appreciation Rights shall not become vested prior to the date the individual first performs such services.
      (j) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.3 (in the case of any Option or Tandem SAR) and Section 3.3 (in the case of any Free-Standing SAR).
      (k) Fair Market Value. The “Fair Market Value” of a share of Stock shall be, as of any given date, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Board in good faith.
      (l) ISO. The term “ISO” shall have the meaning set forth in Section 2.2.
      (m) Mature Shares. The term “Mature Shares” shall mean shares of Stock that have been owned by the Participant in question for at least six months.
      (n) NQO. The term “NQO” shall have the meaning set forth in Section 2.2.
      (o) Option. The term “Option” shall have the meaning set forth in Section 2.2.
      (p) Plan: The term “Plan” shall have the meaning set forth in Section 1.1.
      (q) Retirement: The term “Retirement” shall mean retirement from active employment with the Company pursuant to any retirement plan or program of the Company or any Subsidiary in which the Participant participates. A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

      (r) Term: The term “Term” shall mean the period beginning on the date of grant of an Option or Stock Appreciation Right and ending on the date the Option or Stock Appreciation Right expires pursuant to the Plan and the relevant Award Certificate.
      (s) Stock. The term “Stock” shall mean shares of common stock of the Company.
      (t) Subsidiary. The term “Subsidiary” means any business or entity in which at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.
      (u) Termination. A Participant shall be considered to have experienced a Termination if he or she ceases, for any reason, to be an employee, consultant or non-employee director of the Company or any of its Subsidiaries, including, without limitation, as a result of the fact that the entity by which he or she is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company.

EXHIBIT B
THE DIAMOND OFFSHORE DRILLING, INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

1.	Purpose of the Plan
      The purpose of The Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (the “Plan”) is to provide a means of rewarding certain executive officers of Diamond Offshore Drilling, Inc. (the “Corporation”) who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation for federal income tax purposes.

2.	Administration of the Plan
      The administration of this Plan shall be vested in the Incentive Compensation Committee of the Board of Directors of the Corporation, or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”), which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, as they may from time to time be in effect (the “Regulations”)). No member of the Committee shall be entitled to participate in this Plan.

3.	Participation in the Plan
      Executive officers of the Corporation shall be eligible to participate in this Plan. Within the period specified in the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the “Designation Period”), the Committee may designate one or more such executive officers of the Corporation (each, a “Participant”) who shall participate in this Plan for the Performance Period or the Multiple Award Period (as those terms are defined in Section 6 below).

4.	Performance Goals
      (a) Performance Awards Generally. The Committee is authorized to grant performance awards on the terms and conditions specified in this Section 4. Performance awards shall be payable in cash. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, except as limited under this Section 4. All performance awards are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and the Regulations thereunder, and the grant and settlement of such performance awards shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4.
      (b) Objective Performance Goals. Prior to the end of the Designation Period, the Committee shall establish written, objective performance goals for a Performance Period (the “Goals”). In the event of a Multiple Award Period, the Goals shall be established prior to the end of the Designation Period for the first Performance Period in the Multiple Award Period. The Goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4(c). The Goals need not be the same for different Performance Periods. The aggregate amount of the performance awards determined for a given award period (the “Performance-Based Amount”) shall be allocated to the Participants in accordance with Section 5 hereof.
      (c) Financial Measures. The Committee shall use any one or more of the following financial measures to establish the Goals under Section 4(b): EBITDA, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, stockholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, operating margins, cash flow, stockholder return, expenses, expense ratios, loss ratios, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses.

      (d) Written Determinations. The Committee shall record in writing, in a manner conforming to applicable Regulations under Section 162(m) of the Code, prior to settlement of each such award granted to a Participant, that the Goals relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

5.	Awards to Participants
      Prior to the end of the Designation Period for a Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a percentage of Performance-Based Amount on which such Participant’s award will be based, and may, in its discretion, determine to reserve the discretion (“Negative Discretion”) to reduce the amount payable to the Participant below the designated percentage of Performance-Based Amount. In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee shall allocate in writing, on behalf of each Participant, a percentage of Performance-Based Amount for each of the Performance Periods in the Multiple Award Period or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned percentages of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. In no event shall the sum of the percentages allocated to Participants exceed the percentage determined in Section 4 for any Performance Period, nor shall any exercise of Negative Discretion with respect to one Participant increase the amount payable to any other Participant. In no event shall overlapping Performance Periods or Multiple Award Periods be established for a Participant.

6.	Performance Period
      The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive awards under this Plan. Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year. In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year). Furthermore, the Committee may designate Participants for future Performance Period awards (a “Multiple Award Period”).

7.	Certification of Performance Awards Under the Plan
      Following the completion of each Performance Period, the Committee shall certify in writing (i) the Performance-Based Amount, if any, for such Performance Period and (ii) the performance awards that are consequently payable to the Participants according to the pre-established formulae.

8.	Payment and Deferral of Payment of Awards
      (a) Except as otherwise provided in this Section 8, performance awards for each Performance Period shall be paid to Participants upon such terms as the Committee determines to be appropriate, including, without limitation, deferral of all or a portion of the performance award, subject to applicable provisions of the Code and the Regulations (and any applicable Internal Revenue Service (“IRS”) guidance thereunder). All portions of performance awards that are not deferred shall be paid as soon as administratively feasible after the Initial Payout Date (as defined below). In the event payment of any portion of performance awards is deferred the deferred portion of the performance award shall bear “interest” at a rate per annum equal to the Treasury rate in effect on the January 31 immediately preceding the Initial Payout Date for the performance award being deferred. The applicable Treasury rate shall be the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term of the performance award. For instance, if a portion of a performance award is deferred for 60 months that portion of the performance award will bear “interest” at the Treasury rate closest to 30 months. “Interest” shall be payable with each deferred payment of performance awards and shall be calculated on the balance outstanding since the immediately preceding payment of a portion of the performance awards.

      (b) No deferral of the payment of all or any portion of a performance award shall be permitted if and to the extent such deferral would cause such payment, or any portion thereof, to be treated as “deferred compensation” taxable under Section 409A(a)(1) of the Code or the Regulations or other IRS guidance thereunder.
      (c) Except as provided in subsection (d), (e) or (f) of this Section 8 or Section 9, if a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, such termination shall cause the Participant to forfeit any and all amounts remaining to be paid to such Participant under the Plan, including, but not limited to, any performance award as to which the Initial Payout Date has not been attained prior to the termination.
      (d) In the event a Participant’s employment with the Corporation or any of its subsidiaries terminates by reason of his or her death, Retirement (as defined below), or Disability (as defined below), the Corporation shall pay to such Participant (or to such Participant’s estate) the full amount of his or her unpaid performance awards. Such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.
      (e) Unless a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, the Corporation shall pay to such Participant the full amount of his or her unpaid performance awards. Such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.
      (f) Regardless of how a Participant’s employment with the Corporation or any of its subsidiaries terminates, the Committee, in its sole discretion, may elect to have the Corporation pay to such Participant all or any part of his or her unpaid performance awards. Such payment shall be made as soon as administratively feasible following the Committee’s determination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of such determination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.
      (g) Any amounts forfeited by any Participant under the Plan shall not be restored to the Performance-Based Amount or paid to another Participant as a performance award. Furthermore, at all times each Performance-Based Amount remains the property of the Corporation until such amounts are allocated as performance awards and paid to Participants pursuant to the terms of the Plan.
      (h) Performance awards to Participants will be treated for tax purposes the same as amounts paid to such Participant as salary in the year in which such performance award is actually paid.
      (i) For purposes of this Section 8 and Section 9, the following capitalized terms shall have the following meanings:

(i) Disability. A Participant shall be considered to have terminated employment by reason of Disability if the Committee determines, based upon a written medical opinion unless waived by the Committee, that such Participant will be permanently incapable of performing his or her job for physical or mental reason.

(ii) Initial Payout Date. The Payout Date immediately following a Performance Period.

(iii) Payout Date. A date selected by the Committee.

(iv) Retirement. Termination of employment with the Corporation or any of its subsidiaries by a Participant on or after reaching age 60, unless the Participant’s employment is Terminated for Cause.

(v) Terminated for Cause. The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the

Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided elsewhere or in an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

9.	Separation from the Corporation and its Subsidiaries
      (a) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period, other than due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8), shall not be eligible to receive a performance award for the Performance Period in which such termination of employment occurs; provided, that the Committee may, in its sole discretion, determine that such a Participant shall receive a performance award based upon the Performance-Based Amount for either the entire Performance Period or the portion thereof preceding such termination of employment.
      (b) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8) shall receive a performance award which is prorated to the date of cessation of employment, but based upon the Performance-Based Amount for either the entire Performance Period or the portion thereof preceding such Retirement, death or Disability, as determined by the Committee in its sole discretion.
      (c) Any Participant may designate in writing the beneficiary of the unpaid amount of a performance award (including the amount of any performance award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant’s estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

10.	Amendments
      The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation to deduct the compensation which may be paid pursuant to this Plan for federal income tax purposes. The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or the Regulations (and any applicable IRS guidance thereunder) in relation to the ability to defer award payments in a manner that will avoid the application of Section 409A(a)(1) of the Code to such payments. If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

11.	Termination
      The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Plan plus any interest thereon.

12.	Miscellaneous
      (a) Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in this Plan or to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

      (b) This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.
      (c) A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 9(c) hereof and any attempted sale, transfer or assignment shall be null and void.
      (d) This Plan shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

13.	Effective Date
      This Plan shall be effective as of January 1, 2005, subject to the subsequent approval hereof by the Corporation’s stockholders at the 2005 Annual Meeting of Stockholders and, if so approved, shall remain in effect until terminated in accordance with Section 11 hereof.

DIAMOND OFFSHORE DRILLING, INC.
15415 KATY FREEWAY
HOUSTON, TX 77094

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to it Diamond Offshore Drilling, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DIAMD1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

DIAMOND OFFSHORE DRILLING, INC.

1.	Election of Directors	For All	Withhold For All	For All Except
	NOMINEES: 01) James S. Tisch, 02) Lawrence R. Dickerson, 03) Alan R. Batkin, 04) Charles L. Fabrikant, 05) Paul G. Gaffney, II, 06) Herbert C. Hofmann, 07) Arthur L. Rebell, and 08) Raymond S. Troubh	☐	☐	☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

		For	Against	Abstain
2.	To consider and act upon a proposal to approve the Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan.	☐	☐	☐

3.	To consider and act upon a proposal to approve the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers.	☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2005.	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name appears on this Proxy Card.
When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

DIAMOND OFFSHORE DRILLING, INC.

COMMON

This proxy is solicited on behalf of the Board of Directors for the
2005 Annual Meeting of Stockholders on May 23, 2005

The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2005 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the “Company”) to be held at the Diamond Offshore Drilling, Inc. offices at 15415 Katy Freeway, Houston, TX 77094 at 2:00 p.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees as directors, FOR the proposal to amend and restate the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan, FOR the proposal to approve the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2005, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.